UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2021

Jackson Financial Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40274	98-0486152
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Corporate Way, Lansing, Michigan	48951
(Address of principal executive offices)	(Zip Code)

(517) 381-5500

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Class A Common Stock, Par Value $0.01 Per Share	JXN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 23, 2021, Jackson Financial Inc. (the “Company”) issued $1.6 billion aggregate principal amount of its senior unsecured notes pursuant to the terms of a Purchase Agreement dated November 17, 2021 (the “Purchase Agreement”) between the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the initial purchasers named therein (the “Initial Purchasers”). A copy of the Purchase Agreement is filed as Exhibit 1.1 to this Report. See Item 2.03 below for a description of the senior unsecured notes and related agreements.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 23, 2021, the Company issued $1.6 billion aggregate principal amount of its senior unsecured notes consisting of:

•	$600 million aggregate principal amount of 1.125% Senior Notes due November 22, 2023 (the “2023 Notes”),

•	$500 million aggregate principal amount of 3.125% Senior Notes due November 23, 2031 (the “2031 Notes”) and

•	$500 million aggregate principal amount of 4.000% Senior Notes due November 23, 2051 (the “2051 Notes” and, together with the 2023 Notes and the 2031 Notes, the “Senior Notes”).

The Senior Notes were issued pursuant to the Company’s Indenture dated as of November 23, 2021, with The Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented by three supplemental indentures each dated as of November 23, 2021 (the “Supplemental Indentures”) providing for the terms of the 2023 Notes, the 2031 Notes and the 2051 Notes. The Senior Notes were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), to “qualified institutional buyers” under Rule 144A under the Securities Act and to “non-U.S. persons” outside the United States in reliance upon Regulation S under the Securities Act.

The Company agreed in a Registration Rights Agreement dated November 23, 2021, with the Initial Purchasers, to file with the Securities and Exchange Commission a registration statement with respect to a registered offer to exchange the Senior Notes for new exchange notes having substantially identical terms as the Senior Notes, or, in certain circumstances, to register the resale of the Senior Notes on a shelf registration statement. If the exchange offer is not completed, or if a shelf registration statement is required and has not become effective, in either case by December 31, 2022, or if a shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable under certain circumstances (each, a “registration default”), then additional interest shall accrue on the principal amount of the Senior Notes of a particular series that are “registrable securities” at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues on such series may in no event exceed 0.50% per annum). The additional interest will cease to accrue when the registration default is cured. A copy of the Registration Rights Agreement is filed as Exhibit 10.1 to this Report.

On November 23, 2021, the proceeds of the Senior Notes were used, together with cash on hand, to repay the Company’s $1.6 billion aggregate principal amount term loan due May 2022.

A brief summary of the terms of the Senior Notes follows:

	2023 Notes	2031 Notes	2051 Notes
Interest rate	1.125%	3.125%	4.000%
Interest Payment Dates	May 22 and November 22, commencing May 22, 2022	May 23 and November 23, commencing May 23, 2022	May 23 and November 23, commencing May 23, 2022
Optional Redemption	Redeemable in whole or in part at Company’s option at any time prior to maturity at a redemption price equal to the greater of 100% of the principal amount to be redeemed or a “make-whole” redemption price calculated as provided in the applicable Supplemental Indenture, plus accrued and unpaid interest up to but excluding the redemption date	Redeemable in whole or in part at Company’s option (i) at any time prior to August 23, 2031 at a redemption price equal to the greater of 100% of the principal amount to be redeemed or a “make-whole” redemption price calculated as provided in the applicable Supplemental Indenture, plus accrued and unpaid interest up to but excluding the redemption date, and (ii) on or after August 23, 2031 at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest up to but excluding the redemption date	Redeemable in whole or in part at Company’s option (i) at any time prior to May 23, 2051 at a redemption price equal to the greater of 100% of the principal amount to be redeemed or a “make-whole” redemption price calculated as provided in the applicable Supplemental Indenture, plus accrued and unpaid interest up to but excluding the redemption date, and (ii) on or after May 23, 2051 at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest up to but excluding the redemption date

The Indenture contains covenants that restrict the Company’s ability, with specified exceptions, to (i) incur debt secured by any capital stock of Jackson National Life Insurance Company (“JNLIC”), or any entity (other than the Company) having direct or indirect control of JNLIC, unless the Senior Notes are secured equally and ratably with (or prior to) such secured debt so long as such debt is so secured; (ii) sell or otherwise dispose of any shares of capital stock of JNLIC, or any entity (other than the Company) having direct or indirect control of JNLIC; and (iii) merge with or into or consolidate with another entity or convey, lease or otherwise transfer all or substantially all of the Company’s assets to any other entity. Events of default include failure to pay interest or principal, cross defaults to material indebtedness, and insolvency and bankruptcy events.

A copy of the Indenture is attached to this Report as Exhibit 4.1 and is incorporated in this Report by reference. Copies of the Supplemental Indentures, which set forth the terms of the Senior Notes, are attached to this Report as Exhibits 4.2 (2023 Notes), 4.3 (2031 Notes) and 4.4 (2051 Notes) and are incorporated in this Report by reference.

Certain Initial Purchasers or their affiliates are lenders under the Company’s credit facilities and, as such, received net proceeds from the offering of the Senior Notes in connection with the repayment of the Company’s term loan due May 2022. In addition, in connection with the credit agreement that governs the Company’s term loans, Citibank, N.A., an affiliate of Citigroup Global Markets Inc., acts as administrative agent and, (i) together with Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, acted as joint lead arrangers and bookrunners, and (ii) Morgan Stanley Senior Funding, Inc. acted as a syndication agent. In connection with the Company’s revolving credit facility, Citibank, N.A., an affiliate of Citigroup Global Markets Inc., acts as administrative agent and, together with Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, acted as joint lead arrangers.

Certain Initial Purchasers or their affiliates have engaged in, and may in the future engage in, other commercial and investment banking and commercial dealings in the ordinary course of business with the Company and its affiliates. The Initial Purchasers and their affiliates have received, or may in the future receive, customary fees and commissions for these transactions.

Esta Stecher, the Chair of Goldman Sachs Bank USA and a board member of several banking and investment banking subsidiaries of The Goldman Sachs Group, Inc., is a director of the Company. Goldman Sachs & Co. LLC, one of the Initial Purchasers, is an affiliate of both Goldman Sachs Bank USA and The Goldman Sachs Group, Inc.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Purchase Agreement dated November 17, 2021 between Jackson Financial Inc. and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the initial purchasers named therein.
4.1	Indenture dated as of November 23, 2021 between Jackson Financial Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	First Supplemental Indenture dated as of November 23, 2021 between Jackson Financial Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the 2023 Notes.
4.3	Second Supplemental Indenture dated as of November 23, 2021 between Jackson Financial Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the 2031 Notes.
4.4	Third Supplemental Indenture dated as of November 23, 2021 between Jackson Financial Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the 2051 Notes.
10.1	Registration Rights Agreement dated November 23, 2021 between Jackson Financial Inc. and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the initial purchasers named therein.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JACKSON FINANCIAL INC.

By:	/s/ Marcia Wadsten
Marcia Wadsten
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: November 23, 2021

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